ServiceSource Reports First Quarter 2019 Financial Results
Total Revenue of $55.5 million
GAAP Net Loss of $5.7 million; Non-GAAP Net Loss of $1.1 million
Adjusted EBITDA of $1.0 million
DENVER, May 8, 2019 - ServiceSource (NASDAQ: SREV), the digital customer journey experience company, today announced financial results for the three months ended March 31, 2019.
“We made solid progress on multiple fronts in the first quarter, with disciplined execution on our digital transformation strategy which is setting the foundation to deliver on our long-term roadmap,” said Gary B. Moore, Chairman and CEO of ServiceSource. “Our larger installed base clients grew with us year-over-year, we had a healthy level of renewals and new business wins - including an eight-figure expansion and a multi-million dollar new logo win - and we were able to exceed our expectations for profitability and cashflow while also making meaningful and required growth-oriented investments throughout the business.”
Key Financial Results – First Quarter 2019

•	GAAP revenue was $55.5 million, compared with $58.6 million reported for Q1 2018.

•	GAAP net loss was $5.7 million or $0.06 per diluted share, compared with GAAP net loss of $11.7 million or $0.13 per diluted share reported for Q1 2018.

•	Non-GAAP net loss was $1.1 million or $0.01 per diluted share, compared with non-GAAP net loss of $0.5 million or $0.01 per diluted share reported for Q1 2018.

•	Adjusted EBITDA was $1.0 million, compared with $1.6 million reported for Q1 2018.

•	Ended the quarter with $27.1 million of cash and cash equivalents and restricted cash and no borrowings under the Company’s $40.0 million revolving line of credit.
A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.
Key Business Highlights - First Quarter 2019

•	Expanded revenue with seven of the top 10 clients in Q1 2019, with cumulative trailing twelve month revenue growth of 6.9% across the top 10.

•	Successfully renewed and extended more than 90% of the value that was up for renewal during the quarter.

•
Won multiple new lines of business with a global leader in the cloud infrastructure-as-a-service market, representing in excess of $10 million of expected annualized revenue once fully ramped for a top five client.

•	Signed a three-year, multi-million dollar new logo win for a leading global information services company.

•	Realigned and rationalized approximately 200 roles to create internal investment capacity for higher ROI initiatives and activities throughout the year.
“We closed Q1 with a debt-free balance sheet, a healthy cash profile, and strong alignment throughout the organization on the actions that we expect to drive shareholder value,” said Richard G. Walker, CFO of ServiceSource. “While we see encouraging indicators that we are on the right path, our teams remain vigilant and focused on a broad set of initiatives that underpin our transformation objectives over a multi-quarter horizon. Given our performance in Q1, our current visibility into the balance of the year, and the targeted platform, data and people investments we will continue to make, we affirm our full-year 2019 expectation of approximately breakeven Adjusted EBITDA on a range of approximately 3-5% lower revenue year-over-year.”

Quarterly Conference Call
ServiceSource will discuss its first quarter 2019 results today via teleconference at 4:30 p.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 2949158. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance, whether our digital transformation strategy will produce anticipated benefits, and whether our improved execution and emerging capabilities will translate into desired results. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients or the contraction in our revenue from one or more of our key clients, in each case resulting in churn, or our clients not expanding their relationships with us; the risk of problems implementing our technologies or that our technologies will not meet client expectations; that the market for our solution is underdeveloped and may not grow; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our clients; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our clients’ behalf; the possibility that our estimates of service revenue, contract value, bookings, and other metrics may prove inaccurate; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; problems encountered by our clients in their business that may cause them to cancel or reduce their business with us; our ability to achieve our expected benefits from international expansion; economic or other adverse events or conditions affecting the technology industry; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.
About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) brings the world’s greatest brands closer to their customers through digitally-enabled solutions and data-driven insights that personalize and power the moments that matter. Backed by 20 years of experience, an industry-leading technology platform, a robust global footprint and a powerful suite of solutions that enhance every touchpoint along the Customer Journey Experience (CJX), we deliver impactful revenue growth for global market leaders. Operating out of eight countries with more than 3,000 sales delivery professionals speaking 45 languages, ServiceSource drives billions of dollars in client value annually. To learn more about how we help our clients more effectively find, convert, nurture, grow and retain their customers, visit www.servicesource.com.
Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	For the Three Months Ended March 31,
	2019	2018
Net revenue	$55,511	$58,585
Cost of revenue(1)	39,476	41,724
Gross profit	16,035	16,861
Operating expenses:
Sales and marketing(1)	7,949	9,238
Research and development(1)	1,263	1,516
General and administrative(1)	10,982	12,889
Restructuring and other related costs	1,058	53
Total operating expenses	21,252	23,696
Loss from operations	(5,217)	(6,835)
Interest and other expense, net	(490)	(2,846)
Impairment loss on investment securities	—	(1,958)
Loss before income taxes	(5,707)	(11,639)
Provision for income tax expense	(12)	(13)
Net loss	$(5,719)	$(11,652)
Net loss per common share, basic and diluted	$(0.06)	$(0.13)
Weighted-average common shares outstanding, basic and diluted	92,914	90,358

(1) Reported amounts include stock-based compensation expense as follows:
	For the Three Months Ended March 31,
	2019	2018
Cost of revenue	$159	$279
Sales and marketing	443	886
Research and development	(6)	64
General and administrative	974	1,882
Total stock-based compensation	$1,570	$3,111

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$24,807	$26,535
Accounts receivable, net	50,935	54,284
Prepaid expenses and other	7,079	5,653
Total current assets	82,821	86,472

Property and equipment, net	35,744	36,593
Contract acquisition costs	2,371	2,660
Right-of-use assets	36,944	—
Goodwill	6,334	6,334
Other assets	4,823	4,521
Total assets	$169,037	$136,580

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,129	$2,424
Accrued expenses	2,429	3,380
Accrued compensation and benefits	17,657	15,509
Operating lease liabilities	8,504	—
Other current liabilities	5,993	6,894
Total current liabilities	36,712	28,207

Operating lease liabilities, net of current portion	30,918	—
Other long-term liabilities	3,512	6,540
Total liabilities	71,142	34,747

Stockholders’ equity:
Preferred stock	—	—
Common stock	9	9
Treasury stock	(441)	(441)
Additional paid-in capital	370,951	369,246
Accumulated deficit	(273,102)	(267,383)
Accumulated other comprehensive income	478	402
Total stockholders’ equity	97,895	101,833
Total liabilities and stockholders’ equity	$169,037	$136,580

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(5,719)	$(11,652)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,285	4,803
Amortization of debt discount and issuance costs	18	2,421
Amortization of contract acquisition costs	400	426
Amortization of premium on short-term investments	—	115
Amortization of right-of-use assets	2,239	—
Stock-based compensation	1,570	3,111
Restructuring and other related costs	1,041	196
Impairment loss on investment securities	—	1,958
Other	—	80
Net changes in operating assets and liabilities
Accounts receivable, net	3,258	6,923
Prepaid expenses and other assets	(1,277)	(1,523)
Contract acquisition costs	(108)	(430)
Accounts payable	(18)	(2,809)
Accrued compensation and benefits	1,094	(2,654)
Operating lease liabilities	(2,338)	—
Accrued expenses	(1,023)	(367)
Other liabilities	(338)	1
Net cash provided by operating activities	2,084	599
Cash flows from investing activities:
Acquisition of property and equipment	(2,898)	(3,469)
Purchases of short-term investments	—	7
Sales of short-term investments	—	2,064
Maturities of short-term investments	—	825
Net cash used in investing activities	(2,898)	(573)
Cash flows from financing activities:
Repayment on finance lease obligations	(190)	(43)
Proceeds from issuance of common stock	141	353
Payments related to minimum tax withholdings on restricted stock unit releases	—	(53)
Net cash (used in) provided by financing activities	(49)	257
Effect of exchange rate changes on cash and cash equivalents and restricted cash	185	78
Net change in cash and cash equivalents and restricted cash	(678)	361
Cash and cash equivalents and restricted cash, beginning of period	27,779	52,633
Cash and cash equivalents and restricted cash, end of period	$27,101	$52,994

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, net income (loss), net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation, amortization of internally-developed software and amortization of purchased intangible assets.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally-developed software, amortization of purchased intangible assets, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), impairment loss on investment securities, non-cash interest expense and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus provision for income tax (benefit) expense, interest and other income (expense), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation, amortization of contract acquisition costs related to the initial adoption of ASC 606, restructuring and other related costs and impairment loss on investment securities. We are providing a forward expectation for Adjusted EBITDA only on a non-GAAP basis because ServiceSource is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of adjustments which historically have been applicable in determining Adjusted EBITDA for the forward-looking period, which can be dependent on future events that may not be reliably predicted.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)
		For the Three Months Ended March 31,
		2019	2018
Net revenue		$55,511	$58,585

Gross profit
GAAP gross profit		$16,035	$16,861
Non-GAAP adjustments:
Stock-based compensation	(A)	159	279
Amortization of internally-developed software	(B)	894	2,679
Amortization of purchased intangible assets	(C)	—	55
Non-GAAP gross profit		$17,088	$19,874

Gross profit %
GAAP gross profit		28.9%	28.8%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.3%	0.5%
Amortization of internally-developed software	(B)	1.6%	4.6%
Amortization of purchased intangible assets	(C)	—%	0.1%
Non-GAAP gross profit		30.8%	33.9%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$21,252	$23,696
Non-GAAP adjustments:
Stock-based compensation	(A)	(1,411)	(2,832)
Amortization of internally-developed software	(B)	(365)	(153)
Amortization of purchased intangible assets	(C)	—	(30)
Restructuring and other related costs	(D)	(1,058)	(53)
Amortization of contract acquisition costs -ASC 606 initial adoption	(E)	(257)	(426)
Non-GAAP operating expenses		$18,161	$20,202

Net loss
GAAP net loss		$(5,719)	$(11,652)
Non-GAAP adjustments:
Stock-based compensation	(A)	1,570	3,111
Amortization of internally-developed software	(B)	1,259	2,832
Amortization of purchased intangible assets	(C)	—	85
Restructuring and other related costs	(D)	1,058	53
Amortization of contract acquisition costs -ASC 606 initial adoption	(E)	257	426
Impairment loss on investment securities	(F)	—	1,958
Non-cash interest expense	(G)	18	2,430
Income tax effect on non-GAAP adjustments	(H)	422	210
Non-GAAP net loss		$(1,135)	$(547)

Diluted net loss per share
GAAP net loss per share		$(0.06)	$(0.13)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.02	0.03
Amortization of internally-developed software	(B)	0.01	0.03
Amortization of purchased intangible assets	(C)	0.00	0.00
Restructuring and other related costs	(D)	0.01	0.00
Amortization of contract acquisition costs -ASC 606 initial adoption	(E)	0.00	0.00
Impairment loss on investment securities	(F)	0.00	0.02
Non-cash interest expense	(G)	0.00	0.03
Income tax effect on non-GAAP adjustments	(H)	0.00	0.00
Non-GAAP diluted net loss per share		$(0.01)	$(0.01)
Certain totals do not add due to rounding
Shares used in calculating diluted net loss per share on a non-GAAP basis	(I)	92,914	90,358

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Amortization of purchased intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as amortization of costs associated with an acquired company’s research and development efforts, trade names and customer relationships, are items arising from pre-acquisition activities and determined at the time of an acquisition. Although these intangible assets are continually evaluated for impairment, amortization of purchased intangibles is a static expense and not typically affected by operations during any particular period.
(D) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(E) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.
(F) Impairment loss on investment securities. We liquidated our investment securities during the first half of 2018 to have sufficient cash on hand to repay our $150.0 million convertible notes due August 1, 2018. Based on our decision to sell these investment securities, we determined an other-than-temporary impairment occurred as of March 31, 2018 and recorded an impairment loss, which represented the difference between the investment securities' amortized cost basis and fair value. This charge is not related to or indicative of ongoing operating performance.
(G) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs and debt premiums or discounts. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(H) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F and G noted above on our non-GAAP net income.
(I) Shares used in calculating diluted net income per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for both the three months ended March 31, 2019 and 2018.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)
		For the Three Months Ended March 31,
		2019	2018
Net loss		$(5,719)	$(11,652)
Provision for income tax expense		12	13
Interest and other expense, net		490	2,846
Depreciation and amortization(1)		3,285	4,803
EBITDA		(1,932)	(3,990)
Stock-based compensation	(A)	1,570	3,111
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(E)	257	426
Restructuring and other related costs	(D)	1,058	53
Impairment loss on investment securities	(F)	—	1,958
Adjusted EBITDA		$953	$1,558

(1) Depreciation and amortization expense is comprised of the following:
		For the Three Months Ended March 31,
		2019	2018
Purchased intangible asset amortization		$—	$85
Internally developed software amortization		1,259	2,832
Property and equipment depreciation		2,026	1,886
Depreciation and amortization		$3,285	$4,803
Investor Relations Contact for ServiceSource:
Chad Lyne
ServiceSource International, Inc.
clyne@servicesource.com